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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No.____) pertaining to the 1999 Incentive Stock Plan of America Service Group Inc. and to the incorporation by reference therein of our reports (a) dated February 12, 1999, except for the last paragraph of Note 3 and Note 19, as to which the date is July 22, 1999, with respect to the consolidated financial statements and schedule of America Service Group Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998 and (b) dated March 20, 1999, except for the fifth paragraph of Note 2, as to which the date is June 30, 1999, with respect to the consolidated financial statements of EMSA Government Services, Inc. included in the Form 8-K/A for the year ended December 31, 1998, both filed with the Securities and Exchange Commission.



Nashville, Tennessee
October 4, 1999